UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 1, 2016
AMERICAN EQUITY
INVESTMENT LIFE HOLDING COMPANY
(Exact Name of Registrant as Specified in its Charter)

Iowa	001-31911	42-1447959
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6000 Westown Parkway, West Des Moines, Iowa	50266
(Address of Principal Executive Offices)	(Zip Code)
(515) 221-0002
(Registrant's telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events.
In August 2015, American Equity Investment Life Holding Company (the “Company”) entered into forward sales agreements with Royal Bank of Canada. On August 1, 2016, the Company physically settled the forward sales agreements by issuing an aggregate of 5,590,000 shares of its common stock in exchange for net proceeds of $134.7 million. The Company used the net proceeds to make a contribution to the capital and surplus of a subsidiary, American Equity Investment Life Insurance Company.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 1, 2016	AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY

	By:	/s/ John M. Matovina
	Name:	John M. Matovina
	Title:	Chief Executive Officer and President